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                                                 Filed under Rule 424(b)(3)
                                                 File No. 333-63153


SUPPLEMENT NO. 28 TO PROSPECTUS DATED SEPTEMBER 21, 1998
(AS SUPPLEMENTED SEPTEMBER 21, 1998)


                       PACCAR FINANCIAL CORP.

                     MEDIUM-TERM NOTES, SERIES I


PRINCIPAL AMOUNT:          $45,000,000
ORIGINAL ISSUE DATE:       2/14/2000
MATURITY DATE:             2/14/2001
INITIAL INTEREST RATE:     To be Determined
INTEREST RATE INDEX:       3-Month LIBOR
SPREAD:                    Minus 11 Basis Points
INDEX SOURCE:              Telerate page 3750
INDEX RESET FREQUENCY:     Quarterly on the 14th
INTEREST PAYMENT PERIOD:   Quarterly
INTEREST PAYMENT DATES:    Quarterly on the 14th Subject to Modified Business
                           Day Convention as Defined by ISDA
ISSUE PRICE:               100.00%
PROCEEDS TO COMPANY:       $45,000,000.00
COMMISSION/DISCOUNT:       0.00%
DAY COUNT CONVENTION:      Actual / 360


FORM OF NOTE (CHECK ONE):  Book-Entry     [ X ]

                           Certificate    [   ]


AGENT/UNDERWRITER:         Merrill Lynch & Co.


DATED: FEBRUARY 9, 2000


The Agent/Underwriter, Merrill Lynch & Co. has purchased the Notes as principal and may resell the Notes at prices to be determined by such Underwriter at the time of resale.